Exhibit (4e.)

                       NORTHWEST NATURAL GAS COMPANY
                          220 N. W. Second Avenue
                          Portland, Oregon 97209
                              (503) 226-4211


                           OFFICERS' CERTIFICATE

               (Under Sections 201 and 301 of the Indenture
                  referred to herein of Northwest Natural
                               Gas Company)


          Pursuant to Sections 201 and 301 of the Indenture, dated as of June 1, 1991 (the "Indenture"), from Northwest Natural Gas Company (the "Company") to Bankers Trust Company, as trustee (the "Trustee"), and pursuant to the resolutions of the Company's Board of Directors, dated September 20, 1990 and May 23, 1991 (the "Board Resolutions"), we, Bruce R. DeBolt and C. J. Rue, the Senior Vice President and Secretary, respectively, of the Company do hereby certify that:

          1. The Company's Unsecured Medium-Term Notes, Series A (the "Notes"), heretofore established by the Board Resolutions, shall, in the case of Notes bearing interest at a fixed rate, be in substantially the form set forth in Exhibit 1 hereto, and in the case of Notes bearing interest at a variable rate or not bearing interest, be in substantially the form or forms set forth in a Company Order or Orders or in the form or forms established by procedures, acceptable to the Trustee, specified in a Company Order or Orders, and shall have the following title, terms and characteristics (the lettered clauses set forth below corresponding to the lettered subsections of
               Section 301 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

                    (a)  the title of the Securities of such
                    series shall be "Unsecured Medium-Term Notes, Series A";

                    (b)  the aggregate principal amount of Notes
                    which may be authenticated and delivered under the Indenture shall be limited to $100,000,000, except as contemplated in
                    Section 301(b) of the Indenture;

                    (c)  the Notes shall be subject to Periodic
                    Offering;
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                    (d)  the date or dates on which the principal
                    of the Notes shall be payable shall be
                    determined by the officers of the Company and communicated to the Trustee by a Company
                    Order or Orders or determined by the officers of the Company or by its agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in a Company Order or Orders (both of such methods of determination being hereinafter referred to as "determined pursuant to Company Order"); provided, however, that no Note shall have a term of less than nine months or more than 30 years;

                    (e)(i)  the rate or rates, if any, at which
                    the Notes, or any Tranche thereof, shall bear interest, or the method or methods by which such rate or rates shall be determined, shall be determined pursuant to Company Order;
                    (ii) interest, if any, shall accrue on each Note from the date of its original issue or from the last date to which interest has been paid or duly provided for; (iii) if interest at a fixed rate shall be payable on the Notes, or any Tranche thereof, the Interest Payment Dates for such Notes shall be June 1, and December 1, and the Regular Record Dates with respect thereto shall be May 15 and November 15, respectively; (iv) if interest at variable rates shall be payable on the Notes, or any Tranche thereof, the Interest Payment Dates and Regular Record Dates with respect thereto shall be determined pursuant to Company Order; and (v) all interest payments (other than interest payable on the Interest Payment Date which coincides with the Stated Maturity of the final payment of principal of any Note or upon redemption) will be made by check mailed to the person entitled thereto as provided in Section 307 of the Indenture; provided, however, that for so long as the Notes shall be held by a depository (or its nominee) fo purposes of a book-entry system of payments and transfers, payment of

                                    -2-

                    principal of, and premium, if any, and
                    interest on, the Notes may be made by wire transfer or such other means as shall be specified in an instrument executed on behalf of the Company and such depository and accepted by the Trustee;

                    (f)  not applicable;

                    (g) the Notes, or any Tranche thereof, shall be redeemable as determined pursuant to Company Order;

                    (h) the Notes, or any Tranche thereof, shall be subject to redemption pursuant to a sinking fund or analogous device, or to purchase at the option of a Holder thereof, as determined pursuant to Company Order;

                    (i) the Notes, or any Tranche thereof, shall be issuable in denominations of $100,000 and any amount in excess thereof that is an integral multiple of $1,000;

                    (j)  not applicable;

                    (k)  not applicable;

                    (l)  any additional Events of Default with
                    respect to, and any additional covenants of the Company for the benefit of the Holders of, the Notes, or any Tranche thereof, will be determined pursuant to Company Order;

                    (m)  not applicable;

                    (n)  not applicable;

                    (o)  not applicable;

                    (p)  any exceptions to Section 113 of the
                    Indenture, or variations in the definition of Business Day in the Indenture, with respect to the Notes, or Tranche thereof, will be determined pursuant to Company Order;

                    (q)  the terms, if any, required to permit
                    the Notes, or any Tranche thereof, to be registered pursuant to

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                    a non-certificated system of registration
                    will be determined pursuant to Company Order;
                    and

                    (r) the Notes, or any Tranche thereof, shall have such further terms as are (i) set forth in the form of Note attached hereto as
                    Exhibit 1, if interest at a fixed rate shall be payable on any Tranche of the Notes, or as shall be set forth in any form of Note of any Tranche which is established by a Company Order or Orders or by procedures, acceptable to the Trustee, specified in a Company Order or Orders, and (ii) not inconsistent with the provisions of the Indenture, as shall be determined pursuant to Company Order.

          2. Pursuant to Section 301 of the Indenture, the terms of any Tranche of the Notes, to the extent not established in the Indenture, by an indenture supplemental to the Indenture, in the Board Resolutions or herein, shall be determined by the officers of the Company and communicated to the Trustee by a Company Order or Orders substantially in the form attached hereto as Exhibit 2, or determined by an officer or officers of the Company or its agent or agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in such Company Order or Orders.

          3. The officers and agents of the Company who, initially, are authorized, from time-to-time, to execute and deliver Company Orders and to carry out procedures specified therein are listed on the Incumbency Certificate, dated the date hereof, attached hereto as Exhibit 3.

          4.   An Opinion of Counsel, of even date herewith,
               complying with Section 303 of the Indenture, is
               attached hereto as Exhibit 4.
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          IN WITNESS WHEREOF, we have hereunto signed our names
this 12th day of June, 1991.


                              /s/ Bruce R. DeBolt
                              -----------------------------
                              Senior Vice President

                              /s/ C. J. Rue
                              ------------------------------
                              Secretary
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